E x e c u t i o n   C o p y



              ELEVENTH AMENDMENT TO CREDIT AGREEMENT
              --------------------------------------
                       AND LIMITED WAIVERS
                        -------------------


          THIS ELEVENTH AMENDMENT TO CREDIT AGREEMENT AND LIMITED WAIVERS (this "Amendment"), dated as of October 20, 1997 is by
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and between KAISER ALUMINUM & CHEMICAL CORPORATION, a Delaware corporation (the "Company"), KAISER ALUMINUM CORPORATION, a
                  --------
Delaware corporation (the "Parent Guarantor"), the various
                           ----------------
financial institutions that are or may from time to time become parties to the Credit Agreement referred to below (collectively, the "Lenders" and, individually, a "Lender"), and BANKAMERICA
     -------                        ------
BUSINESS CREDIT, INC., a Delaware corporation, as agent (in such capacity, together with its successors and assigns in such capacity, the "Agent") for the Lenders. Capitalized terms used,
               -----
but not defined, herein shall have the meanings given to such terms in the Credit Agreement, as amended hereby.

                       W I T N E S S E T H:

          WHEREAS, the Company, the Parent Guarantor, the Lenders and the Agent are parties to the Credit Agreement, dated as of February 15, 1994, as amended by the First Amendment to Credit Agreement, dated as of July 21, 1994, the Second Amendment to Credit Agreement, dated as of March 10, 1995, the Third Amendment to Credit Agreement and Acknowledgement, dated as of July 20, 1995, the Fourth Amendment to Credit Agreement, dated as of October 17, 1995, the Fifth Amendment to Credit Agreement dated as of December 11, 1995, the Sixth Amendment to Credit Agreement dated as of October 1, 1996, the Seventh Amendment to Credit Agreement, dated as of December 17, 1996, the Eighth Amendment to Credit Agreement, dated as of February 24, 1997, the Ninth Amendment to Credit Agreement and Acknowledgment, dated as of April 21, 1997, and the Tenth Amendment to Credit Agreement, dated as of June 25, 1997 (the "Credit Agreement"); and
                                ----------------

          WHEREAS, the parties hereto have agreed to amend the Credit Agreement as herein provided;

          NOW, THEREFORE, the parties hereto agree as follows:

          Section 1.  Amendments to Credit Agreement.
                      ------------------------------

     1.1  Amendments to Article I:  Definitions.
          --------------------------------------


          A.   Section 1.1 of the Credit Agreement is hereby
               -----------
amended by adding the following definitions in the appropriate alphabetical order:

          "'New Subordinated Debt' means Indebtedness of the
            ---------------------
          Company or any of its Subsidiaries under the New
          Subordinated Notes, the New Subordinated Indentures, or any guaranty of such Indebtedness."

          "'New Subordinated Debt Instruments' means the New
            ---------------------------------
          Subordinated Notes, the New Subordinated Indentures, and all other Instruments and agreements executed and delivered by the Company or any of its Subsidiaries in connection therewith."

          "'New Subordinated Indentures' means one or more
            ---------------------------
          indentures between the Company, and AJI, KJC, KFC, KAAC, KMH, KSM, Texas Holdings, Texas Sierra and Kaiser Bellwood, as Subsidiary Guarantors, and the trustee named therein, pursuant to which the New Subordinated Notes will be issued, as amended, supplemented, restated, or otherwise modified from time to time in accordance with the terms of any such indenture and this Agreement."

          "'New Subordinated Notes' means the promissory notes in
            ----------------------
          a principal amount not exceeding $450,000,000 issued by the Company in one or more tranches pursuant to the New Subordinated Indentures, as amended, supplemented, restated, or otherwise modified from time to time in accordance with the terms of the New Subordinated Indentures and this Agreement and all other promissory notes accepted from time to time in substitution therefor or renewal thereof in accordance with the terms of the New Subordinated Indentures and this Agreement."

     1.2  Amendments to Article VIII: Representations and
          ------------------------------------------------
Warranties.
-----------

          A. Effective as of the first date on which any New Subordinated Debt shall be issued, Section 8.16 of the Credit
                                   ------------
Agreement is hereby amended by (i) adding the phrase "and the New Subordinated Indentures" after the phrase "Subordinated Indenture" each time it appears in clause (a) thereof and (ii) adding the phrase "or New Subordinated Debt, as the case may be," after the phrase "Subordinated Debt" in clause (a) thereof.

     1.3  Amendments to Article IX:  Covenants.
          ------------------------------------

          A.   Section 9.1.1 of the Credit Agreement is hereby
               -------------
amended by (i) adding the phrase "or any New Subordinated Debt Instrument" after the phrase "Subordinated Debt Instrument" contained in clause (d)(ii)(A) thereof, and (ii) adding the phrase "any New Subordinated Debt Instrument," after the phrase "Subordinated Debt Instrument," each time it appears in clause
(h) thereof.

          B.   Section 9.1.10 of the Credit Agreement is hereby
               --------------
amended by (i) adding the phrase "the New Subordinated Indentures," after the phrase "Subordinated Indenture," the first time it appears in clause (b)(ii) thereof, (ii) adding the phrase "any similar provision of the New Subordinated Indentures," after the phrase "Section 5.12(c) of the Subordinated Indenture," in
            ---------------
clause (b)(ii) thereof, (iii) adding the phrase "the New Subordinated Indentures," after the phrase "Subordinated Indenture," the first time it appears in clause (c)(i) thereof, and (iv) adding the phrase "any similar provision of the New Subordinated Indentures," after the phrase "Section 5.12(c) of
                                            ---------------
the Subordinated Indenture," in clause (c)(i) thereof.

          C.   Section 9.2.2 of the Credit Agreement is hereby
               -------------
amended by amending clause (a)(iii) to read in its entirety as follows:

          "(iii) Indebtedness existing as of the Effective Date which is identified in Item 4 ("Ongoing Indebtedness") of the
                       ------   ---------------------
Disclosure Schedule; provided, however, that if the Company shall
                     --------  --------
redeem or retire any Subordinated Debt, then the aggregate principal amount of Ongoing Indebtedness permitted by this clause shall be reduced by an amount equal to the amount of such Subordinated Debt redeemed or retired."

          D.   Section 9.2.2 of the Credit Agreement is hereby
               --------------
further amended by amending clause (b)(i) to read in its entirety as follows:

          "(i) Indebtedness of the Company in respect of (A) the
Senior Debt, (B) the New Senior Debt, provided that (1) the
                                      ---------

aggregate principal amount thereof does not exceed $200,000,000,
(2) such Indebtedness is unsecured, (3) such Indebtedness is issued on or prior to February 1, 1997, (4) such Indebtedness does not mature prior to February 15, 2002 and (5) the New Senior Indenture is substantially in the form of the Senior Indenture,
(C) the Additional New Senior Debt, provided that (1) the
                                    ---------
aggregate principal amount thereof does not exceed $50,000,000,
(2) such Indebtedness is unsecured, (3) such Indebtedness is issued on or prior to March 1, 1997, (4) such Indebtedness does not mature prior to February 15, 2002 and (5) the Additional New
Senior Indentures are substantially in the form of the New Senior Indenture, and (D) the New Subordinated Debt, provided that (1)
                                              --------
the aggregate principal amount thereof does not exceed $450,000,000,
(2) such Indebtedness is unsecured, (3) such Indebtedness does not mature prior to 2004, (4) the proceeds received by the Company from the offering of the New Subordinated Debt, net of the reasonable costs and expenses (including, without limitation, reasonable legal fees and expenses) associated with the incurrence of the New Subordinated Debt, shall be applied to redeem, retire, repurchase or defease the Subordinated Notes, in whole or in part, including (without limitation) the payment of premium (whether required or voluntary), if any, with respect thereto, the payment of accrued interest thereon, and the payment of the reasonable costs and expenses (including, without limitation, reasonable legal fees and expenses) associated with such redemption, retirement, repurchase or defeasance, and (5) the subordination provisions of the New Subordinated Indentures are substantially in the form of the subordination provisions of the Subordinated Indenture with such changes therein as may be approved by the Agent in its sole discretion; and Contingent Obligations of AJI, KJC, KFC, KAAC,
KMH, KSM, Texas Holdings, Texas Sierra and Kaiser Bellwood, as a `Subsidiary Guarantor' (under and as defined in the Senior
Indenture, the New Senior Indenture, the Additional New Senior Indentures, the Subordinated Indenture and the New Subordinated Indentures) in respect of the Senior Debt, the New Senior Debt, the Additional New Senior Debt, the Subordinated Debt and the New Subordinated Debt, respectively;"

          E.   Section 9.2.6 of the Credit Agreement is hereby
               --------------
amended by (i) adding the phrase "any New Subordinated Debt," after the phrase "Subordinated Debt," in clause (b)(iv) thereof, and (ii) amending clause (b)(i) to read in its entirety as follows:

               "(i) make any payment or prepayment of principal of, or any prepayment of interest on, any Subordinated Debt or any New Subordinated Debt or make any payment of interest on, or any payment in respect of, any Subordinated Debt or any New Subordinated Debt which would violate the subordination provisions of such Subordinated Debt or New Subordinated Debt, respectively;"

          F.   Section 9.2.11 of the Credit Agreement is hereby
               --------------
amended by adding the phrase "any similar provisions of the New Subordinated Indentures," after the phrase "Section 5.12 of the
                                            -------------
Subordinated Indenture," in the paragraph following clause (m) thereof.

          G.   Section 9.2.13 of the Credit Agreement is hereby
               --------------
amended by (i) adding the phrase "any New Subordinated Debt," after the phrase "Subordinated Debt," contained in clause (a) thereof, (ii) adding the phrase "or the New Subordinated Indentures" after the phrase "Subordinated Indenture" each time it appears in clause (b) thereof, (iii) adding the phrase "New Subordinated Debt," after the phrase "Subordinated Debt," each time it appears in clause (c) thereof, (iv) adding the phrase "New Subordinated Debt," after the phrase "Subordinated Debt," contained in clause (d) thereof, and (v) adding the phrase "to deliver any certificate and opinion permitted to be given to the trustee under any similar provisions of the New Subordinated Indentures with respect to any `Subsidiary Guarantor' (under and as defined in the New Subordinated Indentures)," after the phrase "(under and as defined in the Subordinated Indenture)," in clause
(e) thereof.

          H.   Section 9.2.15 of the Credit Agreement is hereby
               --------------
amended by adding the phrase ", the New Subordinated Indentures" after the phrase "the Additional New Senior Indentures" contained therein.

          I.   Section 9.2.19 of the Credit Agreement is hereby
               --------------
amended by adding the phrase ", the New Subordinated Debt
Instruments" after the phrase "the Additional New Senior Debt
Instruments" contained therein.

     1.4  Amendments to Article X:  Events of Default.
          --------------------------------------------

          A.   Section 10.1.11 of the Credit Agreement is hereby
               ---------------
amended by (i) adding the phrase "any New Subordinated Debt
Instrument," after the phrase "Subordinated Debt Instrument," contained therein and (ii) adding the phrase "any New
Subordinated Debt," after the phrase "Subordinated Debt," contained therein.

          Section 2.       Limited Waivers.
                           ---------------

1. In reliance on the representations and warranties of the Company herein contained, Lenders hereby waive compliance with the provisions of Section 9.2.14 of the Credit Agreement to the
                  --------------
extent necessary to permit the payment by the Company to MAXXAM of $11,438,000 plus interest from June 30, 1997, under the Tax Allocation Agreement.

          A. In reliance on the representations and warranties of the Company herein contained, (i) Lenders hereby waive compliance with the provisions of Section 9.2.6(b)(i), Section
                                  ----------------------------
9.2.6(b)(iv), Section 9.2.13(d), and Section 10.1.11 of the
------------- ------------------     ----------------
Credit Agreement to the extent necessary to permit the redemption, retirement, repurchase or defeasance by the Company of the Subordinated Debt, in whole or in part, from time to time and (ii) Lenders hereby waive compliance with the provisions of
Section 9.2.13(a) of the Credit Agreement to the extent necessary
-----------------
to permit any amendment, supplement or other modification to the Subordinated Indenture approved by the Agent in its sole discretion in connection with the redemption, retirement, repurchase or defeasance by the Company of the Subordinated Debt, in whole or in part, from time to time; provided, however, that
                                        --------- --------
the sum of (a) the aggregate principal amount of any Subordinated Debt redeemed, retired, repurchased or defeased by the Company pursuant to this waiver, plus (b) premium (whether required or voluntary), if any, in respect of such redeemed, retired, repurchased or defeased Subordinated Debt, shall not exceed an amount equal to the sum of (1) the proceeds received by the Company from the issuance of the New Subordinated Debt, net of the reasonable costs and expenses (including, without limitation, reasonable legal fees and expenses) associated with the incurrence of the New Subordinated Debt, plus (2) the proceeds of an offering or offerings by the Parent Guarantor of securities of the Parent Guarantor consummated after the Eleventh Amendment Effective Date and prior to December 31, 1998, net of the reasonable costs and expenses (including, without limitation, reasonable legal fees and expenses) associated therewith, loaned to, contributed to, or used to purchase the stock of, the Company.

          Section 3.  Conditions to Effectiveness.
                      ----------------------------

          This Amendment shall become effective as of the date hereof only when the following conditions shall have been satisfied and notice thereof shall have been given by the Agent to the Parent Guarantor, the Company and each Lender (the date of satisfaction of such conditions and the giving of such notice being referred to herein as the "Eleventh Amendment Effective
                                 -----------------------------
Date"):
----

          A. The Agent shall have received for each Lender counterparts hereof duly executed on behalf of the Parent Guarantor, the Company, the Agent and the Required Lenders (or notice of the approval of this Amendment by the Required Lenders satisfactory to the Agent shall have been received by the Agent).

          B.   The Agent shall have received:

               (1) Resolutions of the Board of Directors or of the Executive Committee of the Board of Directors of the Company and the Parent Guarantor approving and authorizing the execution, delivery and performance of this Amendment, certified by their respective corporate secretaries or assistant secretaries as being in full force and effect without modification or amendment as of the date of execution hereof by the Company or the Parent Guarantor, as the case may be;

               (2) A signature and incumbency certificate of the officers of the Company and the Parent Guarantor executing this Amendment;

               (3) For each Lender an opinion, addressed to the Agent and each Lender, from Kramer, Levin, Naftalis & Frankel, in form and substance satisfactory to the Agent; and

               (4) Such other information, approvals, opinions, documents, or instruments as the Agent may reasonably request.

          Section 4.  Company's Representations and Warranties.
                      -----------------------------------------

          In order to induce the Lenders and the Agent to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, the Parent Guarantor and the Company represent and warrant to each Lender and the Agent that, as of the Eleventh Amendment Effective Date after giving effect to the effectiveness of this Amendment, the following statements are true and correct in all material respects:

          A.   Authorization of Agreements.  The execution and
               ---------------------------
delivery of this Amendment by the Company and the Parent Guarantor and the performance of the Credit Agreement as amended by this Amendment (the "Amended Agreement") by the Company and
                        -----------------
the Parent Guarantor are within such Obligor's corporate powers and have been duly authorized by all necessary corporate action on the part of the Company and the Parent Guarantor, as the case may be.

          B.   No Conflict.  The execution and delivery by the
               -----------
Company and the Parent Guarantor of this Amendment and the performance by the Company and the Parent Guarantor of the Amended Agreement do not:

               (1)  contravene such Obligor's Organic Documents;

               (2) contravene the Senior Indenture, the New Senior Indenture, the Additional New Senior Indentures, or the Subordinated Indenture or contravene any other contractual restriction where such a contravention has a reasonable possibility of having a Materially Adverse Effect or contravene any law or governmental regulation or court decree or order binding on or affecting such Obligor or any of its Subsidiaries; or

               (3)  result in, or require the creation or
imposition of, any Lien on any of such Obligor's properties or any of the properties of any Subsidiary of such Obligor, other than pursuant to the Loan Documents.

          C.   Binding Obligation.  This Amendment has been duly
               ------------------
executed and delivered by the Company and the Parent Guarantor and this Amendment and the Amended Agreement constitute the legal, valid and binding obligations of the Company and the Parent Guarantor, enforceable against the Company and the Parent Guarantor in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally and by general principles of equity.

          D.   Governmental Approval, Regulation, etc.  No
               ----------------------------------------
authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other Person is required for the due execution, delivery or performance of this Amendment by the Company or the Parent Guarantor.

          E.   Incorporation of Representations and Warranties
               ------------------------------------------------
from Credit Agreement.  Each of the statements set forth in
---------------------
Section 7.2.1 of the Credit Agreement is true and correct.
-------------

          Section 5.  Acknowledgement and Consent.
                      ----------------------------

          The Company is a party to the Company Collateral Documents, in each case as amended through the date hereof, pursuant to which the Company has created Liens in favor of the Agent on certain Collateral to secure the Obligations. The Parent Guarantor is a party to the Parent Collateral Documents, in each case as amended through the date hereof, pursuant to which the Parent Guarantor has created Liens in favor of the Agent on certain Collateral and pledged certain Collateral to the Agent to secure the Obligations of the Parent Guarantor. Certain Subsidiaries of the Company are parties to the Subsidiary Guaranty and/or one or more of the Subsidiary Collateral Documents, in each case as amended through the date hereof, pursuant to which such Subsidiaries have (i) guarantied the Obligations and/or (ii) created Liens in favor of the Agent on certain Collateral. The Company, the Parent Guarantor and such Subsidiaries are collectively referred to herein as the "Credit
                                                         ------
Support Parties", and the Company Collateral Documents, the
---------------
Parent Collateral Documents, the Subsidiary Guaranty and the Subsidiary Collateral Documents are collectively referred to herein as the "Credit Support Documents".
               ------------------------

          Each Credit Support Party hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement as amended by this Amendment and consents to the amendment of the Credit Agreement effected as of the date hereof pursuant to this Amendment.

          Each Credit Support Party acknowledges and agrees that any of the Credit Support Documents to which it is a party or otherwise bound shall continue in full force and effect. Each Credit Support Party hereby confirms that each Credit Support Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guaranty or secure, as the case may be, the payment and performance of all obligations guaranteed or secured thereby, as the case may be.

          Each Credit Support Party (other than the Company and the Parent Guarantor) acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Credit Support Party is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Credit Support Party to any future amendments to the Credit Agreement.

          Section 6.  Miscellaneous.
                      -------------

A.   Reference to and Effect on the Credit Agreement and the
     --------------------------------------------------------
Other Loan Documents.
--------------------

               (1) On and after the Eleventh Amendment Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

               (2)  Except as specifically amended by this
Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

          B.   Applicable Law.  THIS AMENDMENT SHALL BE DEEMED TO
               --------------
BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE
STATE OF NEW YORK, WITHOUT GIVING EFFECT TO SUCH LAWS RELATING TO
CONFLICTS OF LAWS.

          C.   Headings.  The various headings of this Amendment
               --------
are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provision hereof.

          D.   Counterparts.  This Amendment may be executed by
               ------------
the parties hereto in several counterparts and by the different parties on separate counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

          E.   Severability.  Any provision of this Amendment
               ------------
which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment or affecting the validity or enforceability of such provisions in any other jurisdiction.

          IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the day and year first above written.


KAISER ALUMINUM CORPORATION      KAISER ALUMINUM & CHEMICAL
                                   CORPORATION

By: /s/ Karen A. Twitchell       By: /s/ Karen A. Twitchell
Name Printed: Karen A. Twitchell Name Printed: Karen A. Twitchell
Its: Treasurer                   Its: Treasurer


BANKAMERICA BUSINESS CREDIT,     BANKAMERICA BUSINESS CREDIT,
  INC., as Agent                   INC.

By:  /s/ Michael Jasaitis        By: /s/ Michael Jasaitis
Name: Michael J. Jasaitis        Name: Michael J. Jasaitis
Its: Vice President              Its: Vice President


BANK OF AMERICA NATIONAL TRUST   THE CIT GROUP/BUSINESS
  AND SAVINGS ASSOCIATION           CREDIT, INC.

By: /s/ James Johnson            By: /s/ Timothy S. Culver
Name Printed: James P. Johnson   Name Printed: Timothy S. Culver
Its: Managing Director           Its: Assistant Vice President


CONGRESS FINANCIAL CORPORATION   HELLER FINANCIAL, INC.
   (WESTERN)

By: /s/ Kristine Metchikian      By: /s/ Tara Hopkins
Name Printed: Kristine Metchikian   Name Printed: Tara Hopkins
Its: Vice President              Its: Assistant Vice President


LA SALLE NATIONAL BANK           TRANSAMERICA BUSINESS CREDIT
                                   CORPORATION

By:  /s/ Douglas C. Colleth      By: /s/ Thomas Fernandes
Name Printed: Douglas C. Colleth Name Printed: Thomas Fernandes
Its: First Vice President        Its: Senior Account Executive


ABN AMRO BANK N.V.
San Francisco International Branch
by:  ABN AMRO North America,
Inc., as agent

By: /s/ Bradford H. Leahy
Name Printed: Bradford H. Leahy
Its: Assistant Vice President


By: /s/ L. Osborne
Name Printed: L. T. Osborne
Its: Group Vice President

ACKNOWLEDGED AND AGREED TO:


AKRON HOLDING CORPORATION        KAISER ALUMINUM & CHEMICAL
                                   INVESTMENT, INC.

By: /s/ Karen A. Twitchell       By: /s/ Karen A. Twitchell
Name Printed: Karen A. Twitchell Name Printed: Karen A. Twitchell
Its: Treasurer                   Its: Treasurer


KAISER ALUMINUM PROPERTIES,      KAISER ALUMINUM TECHNICAL
   INC.                             SERVICES, INC.

By: /s/ Karen A. Twitchell       By: /s/ Karen A. Twitchell
Name Printed: Karen A. Twitchell Name Printed: Karen A. Twitchell
Its: Treasurer                   Its: Treasurer


OXNARD FORGE DIE COMPANY, INC.   KAISER ALUMINIUM
                                   INTERNATIONAL, INC.

By: /s/ Karen A. Twitchell       By: /s/ Karen A. Twitchell
Name Printed: Karen A. Twitchell Name Printed: Karen A. Twitchell
Its: Treasurer                   Its: Treasurer


KAISER ALUMINA AUSTRALIA         KAISER FINANCE CORPORATION
  CORPORATION

By: /s/ Karen A. Twitchell       By: /s/ Karen A. Twitchell
Name Printed: Karen A. Twitchell Name Printed: Karen A. Twitchell
Its: Treasurer                   Its: Treasurer


ALPART JAMAICA INC.              KAISER JAMAICA CORPORATION

By: /s/ Karen A. Twitchell       By:/s/ Karen A. Twitchell
Name Printed: Karen A. Twitchell Name Printed: Karen A. Twitchell
Its: Treasurer                   Its: Treasurer

KAISER BAUXITE COMPANY           KAISER EXPORT COMPANY

By:/s/ Karen A. Twitchell        By:/s/ Karen A. Twitchell
Name Printed: Karen A. Twitchell Name Printed: Karen A. Twitchell
Its: Treasurer                   Its: Treasurer


KAISER MICROMILL HOLDINGS, LLC   KAISER SIERRA MICROMILLS, LLC

By:/s/ Karen A. Twitchell        By:/s/ Karen A. Twitchell
Name Printed: Karen A. Twitchell Name Printed: Karen A. Twitchell
Its: Treasurer                   Its: Treasurer


KAISER TEXAS SIERRA MICROMILLS,  KAISER TEXAS MICROMILL
LLC                              HOLDINGS, LLC

By:/s/ Karen A. Twitchell        By:/s/ Karen A. Twitchell
Name Printed: Karen A. Twitchell Name Printed: Karen A. Twitchell
Its: Treasurer                   Its: Treasurer


KAISER BELLWOOD CORPORATION

By:/s/ Karen A. Twitchell
Name Printed: Karen A. Twitchell
Its: Treasurer